EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

             Name of Subsidiary(1)                                     Jurisdiction of Incorporation
             -----------------------                                   -----------------------------
             Oakwood Mobile Homes, Inc.(2)                                      North Carolina
             Homes by Oakwood, Inc.                                             North Carolina
             Oakwood Acceptance Corporation(3)                                  North Carolina
             Oakwood Realty Services, Inc.                                      North Carolina
             Oakwood Funding Corporation                                        Nevada
             Oakwood Financial Corporation                                      Nevada
             Oakwood Life, Ltd.                                                 Turks and Caicos
                                                                                  Islands
             Oakwood Mortgage Investors, Inc.                                   North Carolina
             Golden West Homes                                                  California
             Golden Circle Financial Services                                   California
             Destiny Industries, Inc.                                           Georgia


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             (1) Each subsidiary does business under its corporate name.

             (2) Also does business under the name "Freedom Homes" and "Victory
                 Homes" and "Golden West Homes."

             (3) Also does business under the names "Nationwide Mortgage" and
                 "Golden Circle Financial Services.""

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